Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Oppenheimer Disciplined Allocation Fund:


We consent to the use of our report dated November 21, 1996 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------------------
KPMG Peat Marwick LLP


Denver, Colorado
February 19, 1997



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